EXHIBIT 99.1
News Release
Investor Contact: Lydia Kopylova, (212) 878-1831
Media Contact: Jennifer Albert, (212) 878-1840

Minerals Technologies Reports Third Quarter Loss Per Share of $0.59, or Earnings Per Share of $1.49 Excluding One Time Charges Associated with Barretts Minerals Inc.
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Highlights:
•	Record Third Quarter Revenue of $548M
•	Reported Operating Loss of $8M Associated with Non-cash Impairment of Barretts Minerals Inc. (“BMI”)
•	Record Operating Income of $77M and Operating Margin of 14.1% Excluding Special Items
•	Cash Flow from Operations of $138M Year-To-Date, Double the Previous Year
•	Announced Dividend Increase and New $75M Share Repurchase Program

NEW YORK, October 26th, 2023 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported diluted earnings per share of $1.49 for the third quarter ended October 1, 2023, excluding $85 million of special items associated with BMI’s bankruptcy. Reported loss per share was $0.59.

“We delivered record sales and operating income in the third quarter. Each of our segments expanded margins both sequentially and year-over-year as we continue to drive higher levels of profitability and cash flow generation. Our new segments and organizational structure are aligned and delivering towards our long-term targets,” said Douglas T. Dietrich, Chairman and Chief Executive Officer. “In addition, the action recently taken by BMI to file for Chapter 11 protection was an important step towards comprehensively resolving its talc liabilities, and will provide the best outcome for the business, claimants, employees, customers, and shareholders.”

Third Quarter 2023

Worldwide net sales were $548 million, up 1 percent from the prior year. The Company reported an operating loss of $8 million due to a $72 million non-cash impairment of BMI’s fixed assets and $13 million of litigation costs associated with BMI’s Chapter 11 filing.

Operating income excluding special items was $77 million, up 9 percent sequentially and 15 percent above the prior year. Operating margin excluding special items was 14.1 percent, a 130 basis point improvement sequentially and a 170 basis point improvement year-over-year.

Consumer & Specialties segment sales were $291 million in the third quarter, up 2 percent over the prior year.

Household & Personal Care sales were $129 million, up 3 percent sequentially and up 9 percent from the prior year driven by our pricing actions and continued strong demand for our pet litter products. Specialty Additives sales were $162 million, down 2 percent sequentially and 2 percent below the prior year.

Segment operating income was $38 million excluding special items, up 13 percent sequentially and 23 percent over the prior year. Operating margin excluding special items was 13.2 percent, up 150 basis points sequentially and 230 basis points above prior year as the Company continues to execute on its margin improvement plan. Reported segment operating loss was $46.6 million due to special items related to BMI.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-market household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives.

Engineered Solutions segment sales were $257 million in the third quarter, down 2 percent sequentially and flat to the prior year.

High-Temperature Technologies sales were $177 million, a decrease of 3 percent sequentially and up 1 percent from the prior year. Environmental & Infrastructure sales were $79 million, 1 percent higher sequentially but 2 percent lower than the prior year due to the weak commercial construction market conditions in North America.

Segment operating income was $41 million, 12 percent up from the prior year driven by strong operating performance and continued focus upon margin improvement. Operating margins represented 15.8 percent of sales, up 110 basis points sequentially and 160 basis points over last year.

The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.

Dividend Increase and Share Repurchase Program

As previously announced, the Company increased its regular quarterly dividend to $0.10 per share on the Company’s common stock. This is an increase of $0.05 per share compared to the prior quarterly dividend. The dividend is payable on December 7, 2023, to stockholders of record at the close of business on November 1, 2023.

In addition, the Board of Directors for MTI has authorized a new, one-year $75 million share repurchase program, effective immediately.

"This dividend increase and new share repurchase program is a reflection of the Board of Directors' continued confidence in the growth and financial performance of Minerals Technologies," said Mr. Dietrich. "These actions are consistent with our stated balanced approach and history of returning cash to shareholders while maintaining our ability to fund our inorganic growth strategies."

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Minerals Technologies will host a conference call tomorrow, October 27, 2023, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on October 27, 2023.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries Barretts Minerals Inc. and Barretts Ventures Texas LLC; claims for legal, environmental and tax matters or product stewardship issues; the continuing effects of the COVID-19 pandemic and the resulting preventative measures; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2022 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.1 billion in 2022. For further information, please visit our website at www.mineralstech.com.
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CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Oct. 1, 2023	Jul. 2, 2023	Oct. 2, 2022	Prior Qtr.	Prior Year	Oct. 1, 2023	Oct. 2, 2022	Prior Year

Net sales	$547.8	$551.5	$541.9	(1)%	1%	$1,645.4	$1,617.9	2%

Cost of goods sold	414.7	423.5	423.6	(2)%	(2)%	1,263.6	1,250.6	1%

Production margin	133.1	128.0	118.3	4%	13%	381.8	367.3	4%

Marketing and administrative expenses	50.9	51.8	46.0	(2)%	11%	155.0	143.6	8%
Research and development expenses	5.2	5.6	5.1	(7)%	2%	16.1	15.2	6%
Restructuring and other items, net	0.3	6.6	0.0	*	*	6.9	0.0	*
Impairment of assets	71.7	0.0	0.0	*	*	71.7	0.0	*
Acquisition-related expenses	0.0	0.2	0.5	*	*	0.3	4.7	*
Litigation expenses	12.9	13.9	31.1	*	*	26.8	32.6	*

Income (loss) from operations	(7.9)	49.9	35.6	*	*	105.0	171.2	(39)%

Interest expense, net	(15.3)	(14.5)	(11.0)	6%	39%	(44.0)	(31.2)	41%
Debt extinguishment expenses	0.0	0.0	(6.9)	*	*	0.0	(6.9)	*
Non-cash pension settlement charge	0.0	0.0	(0.2)	*	*	0.0	(1.7)	*
Other non-operating income (deductions), net	0.6	(1.4)	(0.4)	*	*	(1.9)	(2.0)	(5)%
Total non-operating deductions, net	(14.7)	(15.9)	(18.5)	(8)%	(21)%	(45.9)	(41.8)	10%

Income (loss) before tax and equity in earnings	(22.6)	34.0	17.1	(166)%	(232)%	59.1	129.4	(54)%

Provision (benefit) for taxes on income	(3.5)	7.5	3.2	*	*	14.5	25.8	(44)%
Equity in earnings of affiliates, net of tax	1.0	1.1	0.7	(9)%	43%	3.0	1.4	114%

Net income (loss)	(18.1)	27.6	14.6	*	*	47.6	105.0	(55)%

Less: Net income attributable to non-controlling interests	1.1	1.0	1.2	10%	(8)%	3.2	2.6	23%

Net Income (loss) attributable to Minerals Technologies Inc. (MTI)	$(19.2)	$26.6	$13.4	*	*	$44.4	$102.4	(57)%

Weighted average number of common shares outstanding:

Basic	32.5	32.5	32.5			32.5	32.8

Diluted	32.5	32.6	32.6			32.6	32.9

Earnings (loss) per share attributable to MTI:

Basic	$(0.59)	$0.82	$0.41	(172)%	(244)%	$1.37	$3.12	(56)%

Diluted	$(0.59)	$0.82	$0.41	(172)%	(244)%	$1.36	$3.11	(56)%

Cash dividends declared per common share	$0.05	$0.05	$0.05			$0.15	$0.15

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)
For comparative purposes, the quarterly periods ended October 1, 2023, July 2, 2023, and October 2, 2022 each consisted of 91 days. The nine month periods ended October 1, 2023 and October 2, 2022 consisted of 274 days and 275 days, respectively.

2)
On a regular basis the Company reviews its segments and the approach used by the chief decision maker to assess performance and allocate resources. Accordingly, in Q1 2023, the Company realigned its business reporting structure into two segments, Consumer & Specialties and Engineered Solutions.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-shelf household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives. The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.

We believe the new structure better aligns our businesses and technologies with our customers and end markets and creates a more efficient and effective management structure that reflects the way performance is evaluated and resources are allocated.

	For historical consolidated financial information based upon the new segment reporting structure, please see the Company's Form 8-K filed on March 15, 2023.

3)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended October 1, 2023, July 2, 2023, and October 2, 2022, and the nine month periods ended October 1, 2023 and October 2, 2022 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended			Nine Months Ended
		Oct. 1, 2023	Jul. 2, 2023	Oct. 2, 2022	Oct. 1, 2023	Oct. 2, 2022

	Net income (loss) attributable to MTI	$(19.2)	$26.6	$13.4	$44.4	$102.4
	% of sales	*	4.8%	2.5%	2.7%	6.3%

	Special items:
	Restructuring and other items, net	0.3	6.6	0.0	6.9	0.0
	Impairment of assets	71.7	0.0	0.0	71.7	0.0
	Acquisition-related expenses	0.0	0.2	0.5	0.3	4.7
	Litigation expenses	12.9	13.9	31.1	26.8	32.6
	Debt extinguishment expenses	0.0	0.0	6.9	0.0	6.9
	Non-cash pension settlement charge	0.0	0.0	0.2	0.0	1.7
	Related tax effects on special items	(17.2)	(4.6)	(8.0)	(21.8)	(9.7)

	Net income attributable to MTI, excluding special items	$48.5	$42.7	$44.1	$128.3	$138.6
	% of sales	8.9%	7.7%	8.1%	7.8%	8.6%

	Diluted earnings per share, excluding special items	$1.49	$1.31	$1.35	$3.94	$4.21

In the third quarter of 2023, the Company recorded a non-cash impairment of assets charge of $71.7 million associated with the Chapter 11 filing of Barretts Minerals Inc. within the Consumer & Specialties segment.

In the second quarter of 2023, the Company initiated a restructuring and cost savings program to further streamline our cost structure as a result of organizational efficiencies gained through our recent resegmentation. Accordingly, the Company recorded restructuring and other charges of $6.6 million related to severance and other costs.

In the second and third quarters of 2023, the Company recorded incremental litigation costs of $13.9 million and $12.9 million, respectively, incurred to defend against, opportunistically settle, and restore our reserve for claims associated with certain talc products from our Barretts Minerals Inc. subsidiary. Included in litigation costs for the three month and nine month periods ended October 2, 2022 are costs of $31.1 million and $32.6 million, respectively, incurred to defend against, opportunistically settle, and establish a reserve for claims associated with certain talc products from our Barretts Minerals Inc. subsidiary.

4)
Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended October 1, 2023, July 2, 2023, and October 2, 2022, and the nine month periods ended October 1, 2023 and October 2, 2022 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended			Nine Months Ended
	(millions of dollars)	Oct. 1, 2023	Jul. 2, 2023	Oct. 2, 2022	Oct. 1, 2023	Oct. 2, 2022

	Cash flow from operations	$59.1	$45.5	$30.4	$138.3	$63.6
	Capital expenditures	25.1	21.4	19.2	71.0	59.4
	Free cash flow	$34.0	$24.1	$11.2	$67.3	$4.2

	Depreciation, depletion and amortization expense	$24.3	$23.5	$23.3	$71.5	$71.2

5)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended October 1, 2023, July 2, 2023, and October 2, 2022, and the nine month periods ended October 1, 2023 and October 2, 2022, and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended			Nine Months Ended
	(millions of dollars)	Oct. 1, 2023	Jul. 2, 2023	Oct. 2, 2022	Oct. 1, 2023	Oct. 2, 2022

	Net income (loss)	$(19.2)	$26.6	$13.4	$44.4	$102.4
	Add back:
	Depreciation, depletion and amortization	24.3	23.5	23.3	71.5	71.2
	Interest expense, net	15.3	14.5	11.0	44.0	31.2
	Equity in earnings of affiliates, net of tax	(1.0)	(1.1)	(0.7)	(3.0)	(1.4)
	Net income attributable to non-controlling interests	1.1	1.0	1.2	3.2	2.6
	Provision (benefit) for taxes on income	(3.5)	7.5	3.2	14.5	25.8
	EBITDA	17.0	72.0	51.4	174.6	231.8
	Add special items:
	Restructuring and other items, net	0.3	6.6	0.0	6.9	0.0
	Impairment of assets	71.7	0.0	0.0	71.7	0.0
	Acquisition-related expenses	0.0	0.2	0.5	0.3	4.7
	Litigation expenses	12.9	13.9	31.1	26.8	32.6
	Debt extinguishment expenses	0.0	0.0	6.9	0.0	6.9
	Non-cash pension settlement charge	0.0	0.0	0.2	0.0	1.7
	Adjusted EBITDA	$101.9	$92.7	$90.1	$280.3	$277.7
	% of sales	18.6%	16.8%	16.6%	17.0%	17.2%

6)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended			Nine Months Ended
		Oct. 1, 2023	Jul. 2, 2023	Oct. 2, 2022	Oct. 1, 2023	Oct. 2, 2022

	Interest income	$1.2	$0.8	$1.1	$2.7	$2.7
	Interest expense	(16.5)	(15.3)	(12.1)	(46.7)	(33.9)
	Non-cash pension settlement charge	0.0	0.0	(0.2)	0.0	(1.7)
	Debt extinguishment expenses	0.0	0.0	(6.9)	0.0	(6.9)
	Foreign exchange gains	1.8	1.3	0.7	3.3	2.2
	Other deductions	(1.2)	(2.7)	(1.1)	(5.2)	(4.2)
	Non-operating deductions, net	$(14.7)	$(15.9)	$(18.5)	$(45.9)	$(41.8)

Included in non-operating deductions for the three and nine month periods ended October 2, 2022 are non-cash pension settlement charges associated with some of our pension plans in the U.S of $0.2 million and $1.7 million, respectively.

7)
The analyst conference call to discuss operating results for the third quarter is scheduled for Friday, October 27, 2023 at 11:00 am ET and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Nine Months Ended				% Growth
SALES DATA	Oct. 1, 2023	% of Total Sales	Jul. 2, 2023	% of Total Sales	Oct. 2, 2022	% of Total Sales	Prior Qtr.	Prior Year	Oct. 1, 2023	% of Total Sales	Oct. 2, 2022	% of Total Sales	Prior Year

United States	$291.6	53%	$294.7	53%	$279.9	52%	(1)%	4%	$874.3	53%	$852.6	53%	3%
International	256.2	47%	256.8	47%	262.0	48%	(0)%	(2)%	771.1	47%	765.3	47%	1%
Net Sales	$547.8	100%	$551.5	100%	$541.9	100%	(1)%	1%	$1,645.4	100%	$1,617.9	100%	2%

Household & Personal Care	$128.9	23%	$125.5	23%	$118.7	22%	3%	9%	$383.6	23%	$358.0	22%	7%
Specialty Additives	162.3	30%	164.8	30%	166.0	30%	(2)%	(2)%	495.2	30%	493.4	31%	0%
Consumer & Specialties Segment	$291.2	53%	$290.3	53%	$284.7	52%	0%	2%	$878.8	53%	$851.4	53%	3%

High-Temperature Technologies	$177.4	32%	$182.6	33%	$176.1	33%	(3)%	1%	$538.6	33%	$532.7	33%	1%
Environmental & Infrastructure	79.2	15%	78.6	14%	81.1	15%	1%	(2)%	228.0	14%	233.8	14%	(2)%
Engineered Solutions Segment	$256.6	47%	$261.2	47%	$257.2	48%	(2)%	(0)%	$766.6	47%	$766.5	47%	0%

Net Sales	$547.8	100%	$551.5	100%	$541.9	100%	(1)%	1%	$1,645.4	100%	$1,617.9	100%	2%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Oct. 1, 2023	Jul. 2, 2023	Oct. 2, 2022	Prior Qtr.	Prior Year	Oct. 1, 2023	Oct. 2, 2022	Prior Year
SEGMENT OPERATING INCOME(LOSS) DATA

Consumer & Specialties Segment	$(46.6)	$19.4	$(0.3)	*	*	$5.0	$62.6	(92)%
% of Sales	*	6.7%	*			0.6%	7.4%
Engineered Solutions Segment	$40.6	$35.2	$36.4	15%	12%	$111.1	$115.4	(4)%
% of Sales	15.8%	13.5%	14.2%			14.5%	15.1%
Unallocated and Other Corporate Expenses	$(1.9)	$(4.7)	$(0.5)	(60)%	280%	$(11.1)	$(6.8)	63%

Consolidated	$(7.9)	$49.9	$35.6	*	*	$105.0	$171.2	(39)%
% of Sales	*	9.0%	6.6%			6.4%	10.6%

SPECIAL ITEMS

Consumer & Specialties Segment	$84.9	$14.5	$31.4	*	*	$99.4	$34.4	*

Engineered Solutions Segment	$0.0	$3.2	$0.0	*	*	$3.2	$0.0	*

Unallocated and Other Corporate Expenses	$0.0	$3.0	$0.2	*	*	$3.1	$2.9	*

Consolidated	$84.9	$20.7	$31.6	*	*	$105.7	$37.3	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income. This excludes special items (set forth in the above table), for the quarterly periods ended October 1, 2023, July 2, 2023, and October 2, 2022, and the nine month periods ended October 1, 2023 and October 2, 2022, constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Nine Months Ended		% Growth
SEGMENT OPERATING INCOME, EXCLUDING SPECIAL ITEMS	Oct. 1, 2023	Jul. 2, 2023	Oct. 2, 2022	Prior Qtr.	Prior Year	Oct. 1, 2023	Oct. 2, 2022	Prior Year

Consumer & Specialties Segment	$38.3	$33.9	$31.1	13%	23%	$104.4	$97.0	8%
% of Sales	13.2%	11.7%	10.9%			11.9%	11.4%
Engineered Solutions Segment	$40.6	$38.4	$36.4	6%	12%	$114.3	$115.4	(1)%
% of Sales	15.8%	14.7%	14.2%			14.9%	15.1%
Unallocated Corporate Expenses	$(1.9)	$(1.7)	$(0.3)	12%	*	$(8.0)	$(3.9)	(105)%

Consolidated	$77.0	$70.6	$67.2	9%	15%	$210.7	$208.5	1%
% of Sales	14.1%	12.8%	12.4%			12.8%	12.9%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	October 1, 2023		December 31, 2022
		*		**

Current assets:
Cash & cash equivalents	$268.4		$247.2
Short-term investments	9.8		5.6
Accounts receivable, net	418.3		404.0
Inventories	337.5		348.8
Prepaid expenses and other current assets	60.2		64.9
Total current assets	1,094.2		1,070.5

Property, plant and equipment	2,146.9		2,288.6
Less accumulated depreciation	1,169.3		1,238.2
Net property, plant & equipment	977.6		1,050.4

Goodwill	913.6		914.8
Intangible assets	232.2		241.9
Other assets and deferred charges	127.1		124.0

Total assets	$3,344.7		$3,401.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$109.2		$119.7
Current maturities of long-term debt	14.4		14.5
Accounts payable	184.8		193.8
Other current liabilities	165.1		174.6
Total current liabilities	473.5		502.6

Long-term debt	918.0		928.1
Deferred income taxes	163.7		180.4
Other non-current liabilities	166.9		177.3
Total liabilities	1,722.1		1,788.4

Total MTI shareholders' equity	1,589.1		1,579.5
Non-controlling Interests	33.5		33.7
Total shareholders' equity	1,622.6		1,613.2

Total liabilities and shareholders' equity	$3,344.7		$3,401.6

* Unaudited
** Condensed from audited financial statements.